UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 28, 2019

Solar Capital Ltd.

(Exact name of registrant as specified in its charter)

MARYLAND	814-00754	26-1381340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 993-1670

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SLRC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On August 28, 2019, Solar Capital Ltd. (the “Company”) entered into a new Senior Secured Credit Agreement by and among the Company, the lenders party thereto and Citibank, N.A., as Administrative Agent (the “Credit Facility”), to replace and refinance its existing senior secured credit facility, dated as of June 29, 2012, by and among the Company, the lenders party thereto and Citibank, N.A., as Administrative Agent (as amended, modified and supplemented, the “Existing Credit Facility”). Proceeds of the Credit Facility were used to pay-off and terminate the Existing Credit Facility. As compared to the Existing Credit Facility, the Credit Facility, among other things, (a) extended the maturity date of the Credit Facility to August 28, 2024 and (b) increased the size of the Credit Facility from $530 million to $545 million. The Credit Facility continues to (a) include an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the Credit Facility up to an amount equal to $800 million and (b) bear interest at a rate per annum equal to a base rate plus a range of 2.00-2.25%, or an alternate base rate plus 1.00%-1.25%, with a 0% LIBOR floor. The Credit Facility includes usual and customary events of default and covenants for credit facilities of this nature.

Borrowing under the Credit Facility is also subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a brief summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to the Credit Facility.

Item 1.02	Termination of a Material Definitive Agreement

As disclosed under Item 1.01, the Company terminated the Existing Credit Facility on August 28, 2019. The total commitments available under Existing Credit Facility were $530 million and the Existing Credit Facility bore interest at a rate per annum equal to the base rate plus a range of 2.00-2.25% or the alternate base rate plus 1.00%-1.25% with a 0% LIBOR floor. The Existing Credit Facility was set to mature in September 2021.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solar Capital Ltd.

Date: August 29, 2019	By:	/s/ Richard L. Peteka
Richard L. Peteka
Secretary